UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2010

______________

Safe Technologies International, Inc.
(Exact name of registrant as specified in its charter)

______________

Delaware	000-17746	22-2824492
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1200 North Federal Highway, Suite 200, Boca Raton, FL 33432
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 866-297-5070

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 17, 2010, Safe Technologies International, Inc.  (the “Company”) entered into an Investment Agreement (“Investment Agreement”) with Kodiak Capital Group, LLC (“Kodiak”).  Pursuant to the Investment Agreement, Kodiak has committed to purchase up to $5,000,000 of the Company’s common stock over thirty-six months (the “Equity Line”).  The aggregate number of shares issuable by the Company and purchasable by Kodiak under the Investment Agreement will be determined by the purchase prices for the common stock, as determined under the terms of the Investment Agreement.

Contemporaneously with the execution and delivery of the Investment Agreement, the Company and Kodiak executed and delivered a Registration Rights Agreement pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

The Company may draw on the facility from time to time, as and when it determines appropriate in accordance with the terms and conditions of the Investment Agreement. The maximum amount that the Company is entitled to put in any one notice is the lesser of (i) 200% of the average daily volume (U.S. market only) of the common stock for the three (3) trading days prior to the date of delivery of the applicable put notice, multiplied by the average of the closing prices for such trading days or (ii) $250,000. Kodiak’s purchase price for each put is set at ninety-four percent (94%) of the lowest daily Volume Weighted Average Price (“VWAP”) of the Company’s common stock during the five trading days after the date of the put notice. However, if Kodiak’s purchase price, as so calculated, is lower than a floor price specified by the Company in the put notice, then the Company reserves the right, but not the obligation, to withdraw the put. The Company may make successive puts to Kodiak once any prior put has been closed or withdrawn.

The Company will not be entitled to put shares to Kodiak unless (a) there is an effective registration statement under the Securities Act to cover the sale of the shares to Kodiak, (b) the Company’s common stock continues to be quoted on the OTC Bulletin Board, or becomes listed on a national securities exchange, and (c) the issuance of the shares would not cause Kodiak’s beneficial ownership to exceed 4.99% of our outstanding shares.

Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file one or more registration statements with the SEC to register the sale to Kodiak of shares of common stock issued or issuable under the Investment Agreement. The Company agreed to file with the SEC an initial registration statement on Form S-1 in order to access the Equity Line. The Company has agreed that, if this initial registration fails to register all of the shares necessary to fulfill its contractual obligations, it will amend this registration statement or file one or more new registration statements.  This registration process will continue until all shares of common stock issuable under the Investment Agreement have been registered for sale. In no event will the Company be obligated to register for sale more than $5,000,000 in value of shares of common stock.

At closing of the first put made by the Company under the Investment Agreement, the Company will pay to Kodiak a $10,000 document preparation fee for preparation of the agreements.  The fee may be paid in cash or, at the Company's option, in stock of the Company at a valuation equal to the per share purchase price for the first put.

The foregoing description of each of the Investment Agreement and the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Investment Agreement and the Registration Rights Agreement, respectively, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events

On August 23, 2010, the Company issued the press release attached hereto as Exhibit 99.1.

Item 9.01	Exhibits

Exhibit No.	Exhibits
10.1	Investment Agreement dated as of August 17, 2010 by and between Safe Technologies International, Inc., a Delaware corporation, and Kodiak Capital Group, LLC, a New York Limited Liability Corporation.
10.2
Registration Rights Agreement dated as of August 17, 2010, by and between Safe Technologies International, Inc., a Delaware corporation, and Kodiak Capital Group, LLC, a New York Limited Liability Corporation.

99.1	Press Release issued on August 23, 2010 with respect to the equity line facility dated as of August 17, 2010 between Safe Technologies International, Inc., and Kodiak Capital Group, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Safe Technologies International, Inc.

Date: August 23, 2010	By:	/s/ Richard P. Sawick
Richard Sawick
CFO